Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 File Nos. 333-105313 and 333-98625 of First Security Bancorp, Inc. of our report dated February 24, 2006 on the consolidated financial statements of First Security Bancorp, Inc. as of December 31, 2005 and 2004 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.

/s/ BKD, LLP
BKD, LLP
Indianapolis, Indiana
March 27, 2006